Exhibit 10.1

ENSERVCO Reports Preliminary Unaudited Fourth Quarter Revenue of $11.4 Million, a Quarterly Record and a 78% Improvement Versus Q4 2011

Preliminary Unaudited Full-Year Revenue Reported at Record $32.1 Million

DENVER, CO -- (MARKETWIRE) -- 01/15/13 -- ENSERVCO Corporation (OTCQB: ENSV), a provider of well-site services to the domestic onshore conventional and unconventional oil and gas industries, today announced preliminary, unaudited fourth quarter revenue of $11.4 million, the Company's strongest-ever quarterly top-line results and a 78% increase versus the $6.4 million reported in the fourth quarter of 2011. The Company also reported preliminary, unaudited full-year revenue of a record $32.1 million, up 30% from $24.7 million in fiscal 2011.

The top-line growth during the fourth quarter was fueled by strong demand at the Company's flagship Heat Waves well-enhancement division, which expects to report record quarterly revenue of $9.9 million, up 115% versus $4.6 million in the comparable year-ago quarter. The results exceeded by 30% Heat Waves' prior quarterly revenue record of $7.6 million.

Rick Kasch, president and CFO, said, "The strong growth at Heat Waves resulted from successful execution of a number of initiatives over the past year, including entry into new higher-margin service territories, the addition of several new customers, and an ongoing expansion of our equipment fleet. We also benefitted from more normal winter weather during the fourth quarter in our service regions as compared to the record warm temperatures experienced across the country during the 2011-2012 winter. The $5.2 million quarter-over-quarter improvement at Heat Waves more than offset a comparatively small reduction in fourth quarter revenue at our fluid logistics division."

Kasch said the fourth quarter top-line results are expected to fuel a significant improvement in ENSERVCO's bottom-line performance for both the fourth quarter and full fiscal year. The Company expects to report audited full-year financial results during the second or third week of March.

"We are enjoying a strong start to 2013," Kasch added. "We recently commenced frac heating work with four of the five largest oil and gas companies operating in eastern Ohio's Utica Shale region, and also are seeing robust demand in our Rocky Mountain, Northeast and Central U.S. service territories. We are very encouraged by the current strength of our markets and believe we are well positioned to deliver continued operational and financial growth going forward."

About ENSERVCO
Through its various operating subsidiaries, ENSERVCO has emerged as one of the energy service industry's leading providers of hot oiling, acidizing, frac heating and fluid management services. The Company owns and operates a fleet of more than 245 specialized trucks, trailers, frac tanks and related well-site equipment. ENSERVCO operates in Colorado, Kansas, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. For more information, please visit the company's website at www.enservco.com.

Forward-Looking Statements
This news release contains information that is "forward-looking" in that it describes events and conditions ENSERVCO reasonably expects to occur in the future. This forward-looking information includes statements relating to our preliminary, unaudited results for the fourth quarter and full fiscal year ended December 31, 2012. Expectations for the future performance of ENSERVCO are dependent upon a number of factors, and there can be no assurance that ENSERVCO will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond ENSERVCO's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in a Form 10-K filed on March 30, 2012. It is important that each person reviewing this release understand the significant risks attendant to the operations of ENSERVCO. ENSERVCO disclaims any obligation to update any forward-looking statement made herein.

Contacts:
Pfeiffer High Investor Relations, Inc.
Geoff High
Phone 303-393-7044
Email: Email Contact
Web: www.pfeifferhigh.com

MZ Group
Derek Gradwell
SVP, Natural Resources
Phone: 949-259-4995
Email: Email Contact
Web: www.mzgroup.com